Calculation of Filing Fee Tables
F-3
WeRide Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares, par value $0.00001 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Class B Ordinary Shares, par value $0.00001 per share	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Shares, par value $0.00001 per share	457(r)				0.0001381
Fees to be Paid	4	Equity	Class A Ordinary Shares represented by American Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 63,069.41
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate number or amount, as the case may be, of ordinary shares and preferred shares, as may be represented by American Depositary Shares, debt securities, warrants and units are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class and may be sold separately or in combination with the other securities registered hereunder. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Includes securities initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date when the securities are first bona fide offered to the public. These securities are not being registered for the purposes of sales outside of the United States. Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of ordinary shares and preferred share as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee rate in effect on the date of such fee payment.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	See Offering Note 1. American Depositary Shares evidenced by American Depositary Receipts issuable on deposit of the Class A ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-281421), as amended from time to time.

[5]	See Offering Note 1.

[6]	See Offering Note 1.

[7]	See Offering Note 1.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	WeRide Inc.	F-1	333-291103	10/27/2025		$ 63,069.41	Equity	Class A Ordinary Shares, par value $0.00001 per share	101,487,500	$ 456,693,750.00
Fee Offset Sources	2	WeRide Inc.	F-1	333-291103		10/27/2025						$ 63,069.41
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously filed a registration statement on Form F-1 (Registration No. 333-291103) with the Securities and Exchange Commission on October 27, 2025 (the "Prior Registration Statement"), which registered the issuance and sale of up to 101,487,500 Class A ordinary shares (the "Offering Shares") for a proposed maximum aggregate offering price of $456,693,750.00. A fee of $63,069.41 was previously paid in connection with the registration of the Offering Shares, none of which was sold under the Prior Registration Statement. Pursuant to Rule 457(p), $63,069.41 of the registration fees paid in connection with unsold securities registered under the Prior Registration Statements (the offering of which unsold securities has been terminated) can be applied to registration fees under subsequent registration statements. Pursuant to Rule 457(p), $63,069.41 of the registration fees paid in connection with the Prior Registration Statements remain available for future fee offsets.

Offset Note
[2]	See Note 1

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A